SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


         Date of Report (Date of earliest event reported) JUNE 2, 1999


                               PROPERTY RESOURCES FUND VI
            (Exact Name of Registrant as Specified in its Charter)





CALIFORNIA                            2-77330                   94-2838890
State or other jurisdiction       Commission File              IRS Employer
of incorporation or organization      Number                  Identification
                                                                  Number




                  777 MARINER'S ISLAND BLVD., SAN MATEO, CA 94404
              (Address of Principal Executive Offices) (Zip Code)


      Registrant's telephone number, including area code: (650) 312-3000

ITEM 2:    DISPOSITION OF ASSETS.

Clearlake Village Apartments
Houston, Texas


On June 2, 1999, pursuant to a contract entered into on November 30, 1998, Property Resources Fund VI (the "Registrant") sold the Clearlake Village Apartments, located in Houston, Texas (the "Property").

The Property was sold for all cash at a gross price of $3,575,000. The unaffiliated purchaser was CLV Apartments, L.P., a Texas limited partnership ("Buyer"). A real estate brokerage commission of $72,000.00 was paid to CB Commercial Real Estate Group, Inc., an unaffiliated real estate broker retained by the Registrant under a listing agreement dated January 27, 1998. The Registrant purchased the Property in August of 1982. The total all cash cost of the Property (including closing costs and acquisition fees) was $4,895,000.


THE PROCEEDS TO THE REGISTRANT FROM THE SALE ARE AS FOLLOWS:



Sales Price                       $3,575,000
Less:
 Brokerage Commissions                72,000
 Closing Costs & Transfer Taxes       41,000
 Secured First Mortgage            2,111,000
 Closing Pro-rations                  42,000

Net Cash Proceeds to              $1,309,000
the Registrant



There was no material relationship between the Buyer and the Registrant or any of the affiliates, directors or officers of the Registrant or the General Partner or any associate of any director or officer of the Registrant or the General Partner.


ITEM 7:    PRO FORMA FINANCIAL INFORMATION

Pro Forma Financial Information is not included in this report, and will be filed by amendment within sixty (60) days from the date of this report.


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned heretofore duly authorized.



Dated:     June 18, 1999            PROPERTY RESOURCES FUND VI


                                    BY: /s/ David P. Goss
                                            David P. Goss
                                            President